Exhibit (a)

BLACKROCK ESG CAPITAL ALLOCATION TRUST

AGREEMENT AND DECLARATION OF TRUST

DATED AS OF MAY 12, 2021

BLACKROCK ESG CAPITAL ALLOCATION TRUST

AGREEMENT AND DECLARATION OF TRUST

THIS AGREEMENT AND DECLARATION OF TRUST made as of the 12th day of May, 2021, by the Trustee hereunder, and by the holders of shares of beneficial interest issued hereunder as hereinafter provided.

WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;

WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

WHEREAS, the Board of Trustees shall oversee the management of all property of the Trust in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the Trust created by the Certificate of Trust filed with the State Department of Assessments and Taxation of Maryland on May 12, 2021 shall constitute a statutory trust under the Maryland Statutory Trust Act and that this Declaration and the Bylaws together shall constitute the governing instrument of the Trust within the meaning of the Maryland Statutory Trust Act.

NOW, THEREFORE, the Board of Trustees will direct the management and business of the Trust upon the following terms and conditions.

ARTICLE I

The Trust

Section 1.1    Name.

This Trust shall be known as the “BlackRock ESG Capital Allocation Trust” and the Board of Trustees shall oversee the business and affairs of the Trust under that name or any other name or names as the Board of Trustees may from time to time determine.

Section 1.2    Definitions.

As used in this Declaration, the following terms shall have the following meanings:

The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

The terms “Affiliated Person”, “Assignment”, “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

“Board of Trustees” shall mean the Board of Trustees of the Trust.

“Bylaws” shall mean the Bylaws of the Trust as amended from time to time by the Trustees.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Continuing Trustee” shall mean any Trustee who either (a) has been a Trustee for a period of at least thirty-six months (or since the commencement of the Trust’s operations, if less than thirty-six months) or (b) was nominated to serve as a Trustee by a majority of the Continuing Trustees then members of the Board of Trustees.

“Control Share Act” shall have the meaning set forth in Section 11.6 of this Declaration.

“Declaration” shall mean this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.

“Disinterested Non-Party Trustees” shall have the meaning set forth in Section 5.2(b) of this Declaration.

“Dissolution Date” shall have the meaning set forth in Section 11.1(a).

“Dissolution Threshold” shall have the meaning set forth in Section 11.1(a)(ii).

“Eligible Tender Offer” shall have the meaning set forth in Section 11.1(a)(ii).

“First Extension” shall have the meaning set forth in Section 11.1(a)(i).

“Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Registration Statement of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

“independent legal counsel” shall mean an “independent legal counsel” as defined in Reg. §270.0-1(a)(6) promulgated under the 1940 Act, and such counsel shall be (i) selected by a majority of the Disinterested Non-Party Trustees, (ii) if fewer than 50% of the Independent Trustees are Disinterested Non-Party Trustees, the regular independent counsel to the Independent Trustees, or (iii) if such counsel is not able to act in a capacity contemplated in this Declaration for ethical or other reasons, counsel selected by such regular independent counsel to the Independent Trustees.

“Independent Trustees” shall have the meaning set forth in Section 5.2(b) of this Declaration.

“Limited Term Provision” shall have the meaning set forth in Section 11.1(a)(i).

“Majority Shareholder Vote” shall mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with each class and series of Shares voting together as a single class, except to the extent otherwise required by the 1940 Act or this Declaration with respect to any one or more classes or series of Shares, in which case the applicable proportion of such classes or series of Shares voting as a separate class or series, as the case may be, also will be required.

“Maryland General Corporation Law” shall mean the Maryland General Corporation Law, as amended from time to time.

“Maryland Statutory Trust Act” shall mean the Maryland Statutory Trust Act, as amended from time to time.

“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Prospectus” shall mean the Prospectus of the Trust, if any, as in effect from time to time under the Securities Act of 1933, as amended.

“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares, at such time.

“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred shares or preferred units of beneficial interest which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

“Trust” shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

“Trustees” shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

Section 1.3    Purposes and Powers.

The purposes for which the Trust is formed are to conduct the business of a closed-end management investment company registered under the 1940 Act, and to engage in any other lawful act or activity for which statutory trusts may be formed under the laws of the State of Maryland as now or hereafter in force.

The Trust shall have all of the powers granted to statutory trusts by the Maryland Statutory Trust Act and all other powers which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in this Declaration. Without limiting the generality of the foregoing sentence, the Trust shall have the general powers set forth in Section 12-201 of the Maryland Statutory Trust Act.

ARTICLE II

Trustees

Section 2.1    Number and Qualification.

Prior to a public offering of Shares there may be a sole Trustee. Thereafter, the number of Trustees shall be determined by a majority of the Trustees, provided that the number of Trustees shall be no less than one or more than fifteen. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall be at least 21 years of age and not older than 80 years of age at the time of nomination and not under legal disability. Trustees need not own Shares and may succeed themselves in office.

Section 2.2    Term and Election.

If there are three or more Trustees, then the Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. Within the limits above specified, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. The term of office of the first class shall expire on the date of the first annual meeting of Shareholders following the effective date of the Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of the second class shall expire on the date of the second annual meeting of Shareholders following the effective date of the initial Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of the third class shall expire on the date of the third annual meeting of Shareholders following the effective date of the initial Registration Statement relating to the Shares under the Securities Act of 1933, as amended. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders following such expiration to succeed the Trustees whose terms of office expire. The initial Trustee shall be John M. Perlowski, and thereafter the Trustees shall be elected at an annual meeting of the Shareholders and, except as provided in Section 2.3 of this Article, each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee.

Section 2.3    Resignation and Removal.

Any of the Trustees may resign from the Board of Trustees (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chair(s), if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof), with or without cause, (i) by action taken by a majority of the Trustees or (ii) by the holders of at least seventy-five percent (75%) of the Shares then entitled to vote in an election of such Trustee. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 2.4    Vacancies.

Subject to the applicable requirements of the 1940 Act and except as may be provided by the Board of Trustees in setting the terms of any class or series of Shares, the Board of Trustees shall have the exclusive power to fill vacancies on the Board of Trustees in the manner provided in this Article. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by electing an individual having the qualifications described in this Article and the Bylaws by a majority of the Trustees or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. If the Shareholders of any class or series are entitled separately to elect one or more Trustees and no Trustee of such class or series remains, a majority of the remaining Trustees (regardless of the class or series of Shareholders entitled to vote for such Trustees) may fill any vacancy. Any vacancy created by an increase in Trustees may be filled by the election of an individual having the qualifications described in this Article and the Bylaws by a majority of the Trustees. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

Section 2.5    Meetings.

Meetings of the Board of Trustees shall be held from time to time upon the call of the Chair(s) of the Board of Trustees, if any, or the President or any two Trustees; provided, however, that if there is only one Trustee, then such sole Trustee. Regular meetings of the Board of Trustees may be held without call or notice at a time and place fixed by the Bylaws or by resolution of the Board of Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally not less than twenty-four (24) hours, or in writing not less than seventy-two (72) hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Board of Trustees shall be a majority of the Trustees, but not less than two of the Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Board of Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent or electronic transmission in accordance with this Article.

Any committee of the Board of Trustees, including an executive committee, if any, may act with or without a meeting. Any time there is more than one Trustee on a committee, unless otherwise required by the committee’s charter, a quorum for all meetings of any such committee shall be a majority of the Trustees serving on such committee, but not less than two of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent or electronic transmission in accordance with this Article.

With respect to actions of the Board of Trustees and any committee of the Board of Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Board of Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

Section 2.6    Trustee Action by Without a Meeting.

Any action which may be taken by the Board of Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Board of Trustees or of such committee consent to the action in writing or by electronic transmission and such consent is filed with the records of the meetings of the Board of Trustees; provided however, this Section 2.6 does not apply to any action of the Board of Trustees pursuant to the 1940 Act that requires the vote of the Trustees to be cast in person at a meeting. Such consent shall be treated for all purposes as a vote taken at a meeting of the Board of Trustees.

Section 2.7    Officers.

The Board of Trustees shall elect a President, a Secretary and a Treasurer and may elect one or more Chairs and/or a Vice Chair who shall serve at the pleasure of the Board of Trustees or until their successors are elected. The Board of Trustees may elect or appoint or may authorize the Chair(s), if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. Any Chair or Vice Chair shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

ARTICLE III

Powers and Duties of Trustees

Section 3.1    General.

The Board of Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Board of Trustees may perform such acts as in its sole discretion are proper for conducting the business of the Trust. The Board of Trustees has the power to construe and interpret this Declaration and to act upon any such construction or interpretation. Any construction or interpretation of this Declaration by the Board of Trustees and any action taken pursuant thereto and any determination as to what is in the best interests of the Trust made by the Board of Trustees shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Board of Trustees may be exercised without order of or resort to any court.

Section 3.2    Investments.

The Board of Trustees shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust to:

(a)    manage, conduct, operate and carry on the business of an investment company; and

(b)    subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

Section 3.3    Legal Title.

Legal title to all of the Trust Property shall at all times be vested in the Trust as a separate legal entity, except that the Board of Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

In the event that title to any part of the Trust Property is vested in one or more Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.4    Issuance and Repurchase of Shares.

The Board of Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations.

Section 3.5    Borrow Money or Utilize Leverage.

Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Board of Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

Section 3.6    Delegation; Committees.

The Board of Trustees shall have the power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or otherwise as the Board of Trustees may deem expedient. The Board of Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Board of Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

Section 3.7    Collection and Payment.

The Board of Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

Section 3.8    Expenses.

The Board of Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Board of Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to the Trustees. The Board of Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may receive compensation for special services, including legal, underwriting, syndicating and brokerage services, as the Board of Trustees may deem reasonable and may be reimbursed for expenses reasonably incurred on behalf of the Trust as the Board of Trustees may deem reasonable. The Board of Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Board of Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 3.9    Bylaws.

The Board of Trustees shall have the exclusive authority to adopt and from time to time amend or repeal Bylaws for the conduct of the business of the Trust.

Section 3.10    Miscellaneous Powers.

The Board of Trustees shall have the power to: (a) employ or contract with such Persons as the Board of Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Board of Trustees may see fit to such extent as the Board of Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; (i) notwithstanding the Fundamental Policies of the Trust, convert the Trust to a master-feeder structure; provided, however, the Trust obtains the approval of a majority of the Shares represented in person or by proxy at any meeting of Shareholders at which a quorum is present and entitled to vote on such matter; and (j) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

Section 3.11    Further Powers.

The Board of Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Board of Trustees shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Board of Trustees. The Board of Trustees will not be required to obtain any court order to deal with the Trust Property.

Section 3.12    Duties. Each Trustee shall perform his, her or its duties as a Trustee, including his, her or its duties as a member of any committee on which such Trustee serves, in good faith. A Trustee shall not have any duties, including fiduciary duties under the common law of trusts, or be subject to any duties or other standard of conduct, other than as set forth in the preceding sentence. The appointment, designation or identification of a Trustee as a Chair of the Board of Trustees, a member or chair of a committee of the Board of Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. Any action or failure to act by a Trustee shall be presumed to be in accordance with the duties described in this Section 3.12 and any person alleging the contrary shall bear the burden of proof that the action or failure to act was not consistent with such duties. This provision establishes the standard of performance required of a Trustee is performing his, her or its duties as a Trustee as permitted by Section 12-402(c) of the Maryland Statutory Trust Act, and to the extent that this provision limits, restricts or eliminates the duties of the Trustees otherwise existing at law or in equity, including, without limitation, pursuant to Section 12-402(b) of the Maryland Statutory Trust Act, this provision shall replace such other duties.

ARTICLE IV

Advisory, Management and Distribution Arrangements

Section 4.1    Advisory and Management Arrangements.

Subject to the requirements of applicable law as in effect from time to time, the Board of Trustees may in its discretion from time to time authorize the Trust to enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Board of Trustees shall from time to time consider desirable and all upon such terms and conditions as the Board of Trustees may in its discretion determine. Notwithstanding any provisions of this Declaration, the Board of Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Board of Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Board of Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by the entire Board of Trustees.

Section 4.2    Distribution Arrangements.

Subject to compliance with the 1940 Act, the Board of Trustees may authorize the Trust to retain underwriters and/or placement agents to sell Shares and other securities of the Trust. The Board of Trustees may in its discretion from time to time authorize the Trust to enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Board of Trustees may in its discretion determine not inconsistent with the provisions of this Article IV or the Bylaws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.

Section 4.3    Parties to Contract.

Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the Bylaws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.

ARTICLE V

Limitations of Liability and Indemnification

Section 5.1    No Personal Liability of Shareholders, Trustees, etc.

No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a corporation incorporated under the Maryland General Corporation Law. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a Maryland statutory trust, (i) no Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such

Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust and (ii) if any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such Shareholder, Trustee or officer shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Shareholder, Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 5.2    Mandatory Indemnification.

(a)    The Trust hereby agrees to indemnify each person who at any time serves or has served as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such indemnitee may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of such indemnitee having acted in any such capacity, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)    Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither ‘‘interested persons’’ of the Trust (as defined in Section 2(a)(19) of the 1940 Act) (“Independent Trustees”) nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)    The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct or in the absence of any Disinterested Non-Party Trustees, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d)    The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the Bylaws of the Trust, any statute, agreement, vote of Shareholders or Trustees who are “disinterested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e)    Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Maryland General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by the Board of Trustees.

(f)    The Board of Trustees may maintain insurance for the protection of the Trust Property, Shareholders, Trustees, officers, employees and agents in such amount as the Board of Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Board of Trustees in its sole judgment shall deem advisable or is required by the 1940 Act.

(g)    In the event of payment by the Trust to an indemnitee, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute such documents and do such acts as the Trust may reasonably request to secure such rights and to enable the Trust effectively to bring suit to enforce such rights.

Section 5.3    No Bond Required of Trustees.

No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of such Trustees duties hereunder.

Section 5.4    No Duty of Investigation; No Notice in Trust Instruments, etc.

No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Board of Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Board of Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust.

Section 5.5    Trustee’s Good Faith Action, Reliance on Experts, etc.

The exercise in good faith by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder, and, to the maximum extent permitted by Maryland law in effect from time to time, shall be under no liability for any act or omission in accordance with such advice; provided further that, to the maximum extent permitted by Maryland law in effect from time to time, the Trustees shall be under no liability for failing to follow such advice. To the maximum extent permitted by Maryland law in effect from time to time, a Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other Person as to matters the Trustee believes in good faith are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any series or class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any series or class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid.

ARTICLE VI

Shares of Beneficial Interest

Section 6.1    Beneficial Interest.

The beneficial interest in the Trust shall be divided into Shares, par value $.001 per Share (or such other amount as the Board of Trustees shall determine, including no par value), all of which are initially designated as common shares of beneficial interest. The number of Shares of the Trust and each series and class authorized hereunder is unlimited. All references to Shares in this Declaration shall be deemed to be Shares of the Trust and of any or all series or classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each class and series of Shares, except as the context otherwise requires. Notwithstanding any other provision of this Declaration, including Section 3.8 hereof, all Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Board of Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Holders of Shares shall not be entitled to any appraisal rights or similar rights of objecting Shareholders.

Section 6.2    Other Securities.

The Board of Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and cause the Trust to issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each series or class as the Board of Trustees see fit, including preferred interests, debt securities or other senior securities. The Board of Trustees may classify and reclassify any unissued Shares of any series or class from time to time, in one or more series or classes of Shares. To the extent that the Board of Trustees authorizes and causes the Trust to issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. The Board of Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 6.3    Rights of Shareholders.

The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trust (except as otherwise determined by the Board of Trustees), and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Board of Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of Section 3.8, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Section 6.3, in Section 11.3 or as specified by the Trustees when creating the Shares, as in preferred shares).

Section 6.4    Statutory Trust Only.

It is the intention of the Trustees to create only the relationship of a trust and an owner of shares of beneficial interest of a Maryland statutory trust (subject to the terms of this Declaration) between the Trust and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a statutory trust (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code). Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 6.5    Issuance of Shares.

The Trust is authorized to issue an unlimited number of Shares, and upon the establishment of any series or class as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such series and class, unless otherwise determined, and subject to any conditions set forth, by the Board of Trustees, in addition to the then issued and outstanding Shares, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Board of Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Board of Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or l/l,000ths of a Share or multiples thereof as the Trustees may determine.

Section 6.6    Register of Shares.

A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Board of Trustees under the direction of the Board of Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to such Shareholder as herein provided, until such Shareholder has given his, her or its address to a transfer agent or such other officer or agent of the Trust as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Board of Trustees, in its discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefor and rules and regulations as to their use.

Section 6.7    Transfer Agent and Registrar.

The Board of Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

Section 6.8    Transfer of Shares.

Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Board of Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Board of Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Board of Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 6.9    Notices.

Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

Section 6.10    Assent to Declaration.

Every Shareholder, by virtue of having purchased or otherwise acquired a Share shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms of this Declaration, the Bylaws and Certificate of Trust. Ownership of Shares shall not make any Shareholder a third-party beneficiary of any contract entered into by the Trust or any series.

ARTICLE VII

Custodians

Section 7.1    Appointment and Duties.

The Board of Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust and the 1940 Act, including without limitation authority:

(1) to hold the securities owned by the Trust and deliver the same upon written order;

(2) to receive any receipt for any monies due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Board of Trustees may direct;

(3) to disburse such funds upon orders or vouchers;

(4) if authorized by the Board of Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(5) if authorized to do so by the Board of Trustees, to compute the net income or net asset value of the Trust;

all upon such basis of compensation as may be agreed upon between the Trust and the custodian.

The Board of Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Board of Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

Section 7.2    Central Certificate System.

Subject to such rules, regulations and orders as the Commission may adopt, the Board of Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE VIII

Redemption

Section 8.1    Redemptions.

The Shares of the Trust are not redeemable by the holders.

Section 8.2    Disclosure of Holding.

The holders of Shares or other securities of the Trust shall upon demand disclose to the Board of Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Board of Trustees deems necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

ARTICLE IX

Determination of Net Asset Value

Net Income and Distributions

Section 9.1    Net Asset Value.

The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Board of Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Board of Trustees and shall be as set forth in the Prospectus or as may otherwise be determined by the Board of Trustees. The power and duty to make the net asset value calculations may be delegated by the Board of Trustees and shall be as generally set forth in the Prospectus or as may otherwise be determined by the Board of Trustees.

Section 9.2    Distributions to Shareholders

(a)    The Board of Trustees shall from time to time authorize the Trust to, and the Trust shall, distribute ratably among the Shareholders of any class or series of Shares in accordance with the number of outstanding full and fractional Shares of such class or series as the Board of Trustees may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or Shares of any class or series or any combination thereof, and the Board of Trustees may authorize the Trust and the Trust may distribute ratably among the Shareholders of any class or series of Shares, in accordance with the number of outstanding full and fractional Shares of such class or series, additional Shares of any class or series in such manner, at such times, and on such terms as the Board of Trustees may deem proper or as may otherwise be determined in accordance with this Declaration.

(b)    Distributions pursuant to this Section 9.2 may be among the Shareholders of record of the applicable class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.

(c)    The Board of Trustees may always retain such amount as Board of Trustees may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as Board of Trustees otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(d)    Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Board of Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

Section 9.3    Power to Modify Foregoing Procedures.

Notwithstanding any of the foregoing provisions of this Article IX, the Board of Trustees may prescribe, in its absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as the Board of Trustees may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities exchange or association registered under the Exchange Act or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE X

Shareholders

Section 10.1    Meetings of Shareholders.

The Trust shall hold annual meetings of the Shareholders (provided that the Trust’s initial annual meeting of Shareholders may occur up to one year after the completion of its initial fiscal year). A special meeting of Shareholders may be called at any time by a majority of the Trustees or the President and shall be called by the Secretary for any proper purpose upon the written request of Shareholders of the Trust holding in the aggregate not less than fifty-one percent (51%) of the outstanding Shares of the Trust or class or series of Shares having voting rights on the matter, such request specifying the purpose or purposes for which such meeting is to be called. Any Shareholder meeting, including a special meeting, shall be held within or without the State of Maryland on such day and at such time and place and in such manner as the Board of Trustees shall designate.

Section 10.2    Voting.

Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, this Declaration or resolution of the Board of Trustees. This Declaration expressly provides that no matter for which voting is required by the Maryland Statutory Trust Act in the absence of the contrary provision in this Declaration shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares. There shall be no cumulative voting in the election or removal of Trustees.

Section 10.3    Notice of Meeting and Record Date.

Notice of all meetings of Shareholders shall be given in accordance with the provisions of the Bylaws. Any adjourned meeting may be held as adjourned one or more times without further notice not later than one hundred twenty (120) days after the record date. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting, the Board of Trustees may, without closing the transfer books, fix a date not more than ninety (90) nor less than ten (10) days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

Section 10.4    Quorum and Required Vote.

(a)    The holders of a majority of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

(b)    Subject to any provision of applicable law, this Declaration, the Bylaws or a resolution of the Board of Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares present in person or represented by proxy at the meeting shall be the act of the Shareholders of such class or series with respect to such matter.

Section 10.5    Proxies, etc.

At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Board of Trustees or Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 10.6    Reports.

The Board of Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which the Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Board of Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

Section 10.7    Inspection of Records.

No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Board of Trustees. The books and records of the Trust may be kept at such place or places and in such form (including electronic form) as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 10.8    Shareholder Action Without a Meeting.

Any action required or permitted to be taken at any annual or special meeting of Shareholders may be taken without a meeting by consent in any manner and by any vote permitted by the Bylaws.

Section 10.9    Shareholder Actions.

No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. A Shareholder or Shareholders seeking to bring a derivative action must make a pre-suit demand upon the Board of Trustees to bring the subject action and such demand shall not be excused to the maximum extent permitted by Maryland law. The Board of Trustees shall be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Board of Trustees or a committee thereof shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Board of Trustees determines not to bring such action. The Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.

ARTICLE XI

Limited Term of Existence; Dissolution of Trust;

Amendment; Mergers, Etc.

Section 11.1    Limited Term of Existence; Dissolution of Trust.

(a)    Notwithstanding any other provision of this Declaration or the Bylaws, unless dissolved sooner in accordance with paragraph (b) of this Section 11.1, and except as otherwise provided in this Section 11.1, the Trust shall dissolve as of the first business day following the twelfth anniversary of the effective date of the Trust’s initial registration statement on Form N-2 (the “Dissolution Date”); provided, however, that:

(i)    The term of the Trust may be extended (A) initially, pursuant to a decision made as of a date within twelve (12) months preceding the Dissolution Date, to a date up to and including the first anniversary of the Dissolution Date (the “First Extension”) and, further, (B) pursuant to a decision made during the period of the First Extension, to a date up to and including the eighteen (18)-month anniversary of the Dissolution Date, in each case with such decision made by the Board of Trustees, by the vote or consent of a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees (the “Limited Term Provision”) without Shareholder approval.

(ii)    As of a date within twelve (12) months preceding the Dissolution Date, or, as applicable, within twelve (12) months preceding the expiration date of an extended term of the Trust pursuant to Section 11.1(a)(i), the Board of Trustees may (but is not required to), by vote or consent of a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees, cause the Trust to conduct a tender offer to all common Shareholders to purchase all outstanding common Shares of the Trust at a price equal to the net asset value per common share on the expiration date of the tender offer (an “Eligible Tender Offer”). If the payment for properly tendered Shares would result in the Trust’s net assets totaling below $200 million (the “Dissolution Threshold”), the Eligible Tender Offer will be canceled, no Shares will be repurchased pursuant to the Eligible Tender Offer, and the Trust will dissolve as scheduled in accordance with clause (a) of this Section 11.1. If an Eligible Tender Offer is conducted and the payment for properly tendered Shares would result in the Trust’s net assets totaling greater than or equal to the Dissolution Threshold, all common Shares properly tendered and not withdrawn will be purchased by the Trust pursuant to the terms of the Eligible Tender Offer, after which the Trust shall dissolve on the Dissolution Date or any extension thereof, unless the Board of Trustees, by vote or consent of a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees, determines prior thereto that the Trust shall have a perpetual term and the Dissolution Date or any extension thereof will no longer apply, subject to the ability of the Shareholders or the Board of Trustees to dissolve the Trust as provided in Section 11.1(b).

(b)    In addition to dissolution pursuant to the Limited Term Provision in paragraph (a) of this Section 11.1, subject to the voting powers of one or more classes or series of Shares authorized by the Board of Trustees and issued by the Trust as provided hereunder, the Trust may be dissolved at any time (i) by vote or consent of Shareholders holding at least seventy-five percent (75%) of the Shares entitled to vote or (ii) by vote or consent of majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees. Any series or class of outstanding Shares may be dissolved at any time (x) by vote or consent of Shareholders holding at least seventy-five percent (75%) of the Shares of such series or class entitled to vote or (y) by the Board of Trustees, by vote or consent of a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees. For the avoidance of any doubt and notwithstanding anything to the contrary in this Declaration, Shareholders shall have no separate right to vote with respect to the dissolution of the Trust or a series or class of Shares if the Board of Trustees (including the Continuing Trustees) exercise its right to dissolve the Trust or such series or class pursuant to clauses (ii) and (y) of this subsection (b).

(c)    Upon dissolution of the Trust or of any one or more series or classes of Shares (including any dissolution pursuant to paragraph (a) or (b) of this Section 11.1), after paying, satisfying or discharging, or otherwise adequately providing for the payment, satisfaction and discharge of, all existing debts, obligations, charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular series or class, including reasonable expenses of liquidation, as may be determined by the Board of Trustees, the Trust shall in accordance with such procedures as the Board of Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other property, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or, as applicable, the series or class(es) involved, ratably according to the number of Shares of such series or class held by the several Shareholders on the date of dissolution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes or series of Shares.

(d)    After the dissolution and winding up of the Trust and distribution to the Shareholders as herein provided, any Trustee or an authorized officer of the Trust shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such dissolution, winding up and distribution and any Trustee may execute and file a certificate of cancellation in accordance with the Maryland Statutory Trust Act. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

(e)    The Board of Trustees may, to the extent they deem appropriate, adopt a plan of liquidation at any time preceding the anticipated dissolution date of the Trust (including the Dissolution Date), which plan of liquidation may set forth the terms and conditions for implementing the dissolution and winding up of the Trust under this Article XI. Shareholders of the Trust shall not be entitled to vote on or consent to the adoption of any such plan or the dissolution of the Trust under this Article XI except as expressly provided herein.

Section 11.2    Amendment Procedure.

(a)    Except as otherwise specifically set forth herein or in the terms of any series or class of Shares, a majority of the Trustees, with the vote of a majority of the Continuing Trustees, may amend, amend and restate, or supplement, the Declaration in any respect from time to time, without any action by the Shareholders. The Board of Trustees also may amend this Declaration without any vote of Shareholders of any class or series to divide the Shares of the Trust into one or more classes or additional classes, or one or more series or additional series, to determine the rights, powers, preferences, limitations and restrictions of any class or series of Shares, to change the name of the Trust or any class or series of Shares, to make any change that does not adversely affect the relative rights or preferences of any Shareholder, as they may deem necessary, or to conform this Declaration to the requirements of the 1940 Act or any other applicable federal laws or regulations including pursuant to Section 6.2 or the requirements of the regulated investment company provisions of the Code, but the Trustees shall not be liable for failing to do so.

(b)    The holders of Shares shall be entitled to vote on amendments to the Declaration only to the extent provided in this Section 11.2(b) as follows:

(i)    any amendment set forth in Section 11.2(c) (by the vote determined as provided therein); and

(ii)    any other amendment submitted to them for their consideration by the Board of Trustees.

(c)    No amendment may be made to Section 2.1, Section 2.2, Section 2.3, Section 3.9, Section 5.1, Section 5.2, Section 11.1(a), this Section 11.2, Section 11.3, Section 11.5 or Section 11.7 of this Declaration and no amendment may be made to this Declaration which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto (except that this provision shall not limit the ability of the Board of Trustees to authorize, and to cause the Trust to issue, other securities pursuant to Section 6.2), except after a majority of the Trustees have approved a resolution therefor, by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series, unless such amendment has been approved by eighty percent (80%) of the Trustees, in which case approval by a Majority Shareholder Vote shall be required. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

(d)    An amendment duly adopted by the requisite vote of the Board of Trustees and, if required, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification signed by any Trustee or an authorized officer of the Trust setting forth an amendment and reciting that it was duly adopted by the Board of Trustees and, if required, the Shareholders as aforesaid, or a copy of this Declaration, as amended, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Trustees.

Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

Section 11.3    Merger, Consolidation, Sale of Assets and Conversion.

Except as provided in Section 11.7, the Trust may merge or consolidate with any other corporation, association, trust or other organization, convert into another form of entity or may sell, lease or exchange all or substantially all of the Trust Property or the property, including its good will, upon such terms and conditions and for such consideration when and as authorized by two-thirds of the Trustees and approved by a Majority Shareholder Vote and any such merger, conversion, consolidation, sale, lease or exchange shall be determined for all purposes to have been accomplished under and pursuant to the Maryland Statutory Trust Act.

Section 11.4    Subsidiaries.

Without approval by Shareholders, the Board of Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over any or all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

Section 11.5    Conversion to an Open-End Company.

Notwithstanding any other provisions of this Declaration or the Bylaws, a favorable vote of a majority of the Trustees followed by the favorable vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a ‘‘redeemable security’’ as that term is defined in the 1940 Act, unless such amendment has been approved by eighty percent (80%) of the Trustees, in which case approval by a Majority Shareholder Vote shall be required. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion of the Trust’s outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

Section 11.6    Control Share Acquisitions.

The Trust shall be subject to Sections 3-701 through 3-707 (the “Control Share Act”) of the Maryland General Corporation Law to the same extent as if the Trust were a Maryland corporation registered under the 1940 Act as a closed-end investment company that had elected to be subject to the Control Share Act by resolution of its board of directors and, accordingly, the Control Share Act shall apply to any acquisition or proposed acquisition of Shares to the extent provided therein. Notwithstanding the foregoing sentence, (1) the Control Share Act shall not apply to the voting rights of the holders of any preferred shares issued by the Trust (but only with respect to such preferred shares); (2) the Control Share Act shall not apply to the voting rights of any person acquiring Shares in a control share acquisition (as defined in the Control Share Act) if, prior to the acquisition, the person obtains approval of the Board of Trustees exempting the acquisition from the Control Share Act specifically, generally, or generally by types, which exemption may include the person and the person’s affiliates or associates or other persons; and (3) to the extent that any provisions of the Control Share Act are determined to be inconsistent with the 1940 Act, then any such provisions shall not apply. No holder of Shares shall be entitled to exercise the rights of an objecting stockholder under Section 3-708 of the Maryland General Corporation Law.

Section 11.7    Certain Other Transactions.

(a)    Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of a majority of the Trustees followed by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred shares of beneficial interest, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

(b)    The term “Principal Shareholder” shall mean any corporation, Person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Shares of all outstanding classes or series and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Section, in addition to the Shares which a corporation, Person or other entity beneficially owns directly, (a) any corporation, Person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, Person or entity with which its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c)    This Section shall apply to the following transactions:

(i)    The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

(ii)    The issuance of any securities of the Trust to any Principal Shareholder for cash (other than (x) pursuant to any automatic dividend reinvestment plan, (y) prior to the Trust’s initial public offering or (z) in connection with any public offering of the Trust’s securities).

(iii)    The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Trust, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.)

(iv)    The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Trust, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(d)    The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if eighty percent (80%) of the Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, in which case approval by a Majority Shareholder Vote shall be the only vote of Shareholders required by this Section, or (ii) any such transaction with any entity of which a majority of the outstanding shares of all classes and series of equity interests normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and/or any of its subsidiaries.

(e)    The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust whether (i) a corporation, person or entity beneficially owns five percent (5%) or more of the outstanding Shares of any class or series, (ii) a corporation, person or entity is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than two percent (2%) of the total assets of the Trust, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

ARTICLE XII

Miscellaneous

Section 12.1    Filing.

(a)    This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Board of Trustees deems appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

(b)    The Trustees hereby authorize and direct a Certificate of Trust, in the form attached hereto as Exhibit A, to be executed and filed with the State Department of Assessments and Taxation of Maryland in accordance with the Maryland Statutory Trust Act.

Section 12.2    Resident Agent.

The Trust shall maintain a resident agent in the State of Maryland, which agent shall initially be The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville, Maryland 21093. The Board of Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the State Department of Assessments and Taxation of Maryland. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

Section 12.3    Governing Law.

This Declaration is executed by the Trustees and delivered in the State of Maryland and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to laws of said State and reference shall be specifically made to the Maryland General Corporation Law as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Board of Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

Section 12.4    Jurisdiction and Waiver of Jury Trial.

Any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Declaration or the Trust, any series or class or any Shares, including any claim of any nature against the Trust, any series or class, the Trustees or officers of the Trust, shall be brought exclusively in the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE CIRCUIT COURT FOR BALTIMORE CITY, MARYLAND OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND, BALTIMORE DIVISION, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in.

Section 12.5    Counterparts.

This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 12.6    Reliance by Third Parties.

Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or approving any action by written consent or electronic transmission satisfies the requirements of this Declaration or the Bylaws, (f) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

Section 12.7    Declaration and Bylaws; Governing Instrument.

This Declaration and the Bylaws together constitute the governing instrument of the Trust within the meaning of the Maryland Statutory Trust Act.

Section 12.8    Provisions in Conflict with Law or Regulation.

(a)    The provisions of this Declaration are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)    If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

/s/ John M. Perlowski
John M. Perlowski
Sole Trustee

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